Portions of this Exhibit 10.15 have been omitted pursuant to a confidential treatment request. The omitted material has been filed separately with the Securities and Exchange Commission.



                                                                   EXHIBIT 10.15

                                                           EXECUTION COUNTERPART



                SIXTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT


SIXTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT (this "Agreement") dated as of February 20, 2002 among SR TELECOM INC., a corporation duly organized and validly existing under the laws of Canada ("SRT"), COMMUNICACION Y TELEFONIA RURAL S.A., a sociedad anonima duly organized and validly existing under the laws of Chile (the "Borrower") EXPORT DEVELOPMENT CANADA (formerly Export Development Corporation), a corporation established by an Act of the Parliament of Canada ("EDC"), and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDB", together with EDC, the "Senior Lenders").

WHEREAS, the Borrower and the Senior Lenders are parties to a Common Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Common Agreement");

WHEREAS, the Borrower and EDC are parties to an Amended and Restated Loan Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "EDC Loan Agreement");

WHEREAS, the Borrower and IDB are parties to a Loan Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "IDB Loan Agreement");

WHEREAS, SRT, the Borrower and the Senior Lenders are parties to (i) an amended and restated Project Funds Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Project Funds Agreement") and
(ii) an amended and restated Direct Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Direct Agreement");

WHEREAS, SRT and the Senior Lenders are parties to an amended and restated Performance Undertaking Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Performance Undertaking Agreement" and, together with the Common Agreement, the EDC Loan Agreement, the IDB Loan Agreement, the Project Funds Agreement and the Direct Agreement, the "Relevant Agreements"); and

WHEREAS, SRT and the Borrower have requested that the Senior Lenders temporarily waive certain existing and anticipated Defaults and Events of Default and to amend certain provisions of the Relevant Agreements, and the Senior Landers are willing to grant such waivers and amendments on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Except as otherwise defined in this Agreement, terms defined in the Common Agreement are used herein (including the recitals hereto) as defined therein.

SECTION 2. SPECIFIED DEFAULTS. As used herein, "specified defaults" shall mean the following continuing Defaults and Events of Default:

(a) the Defaults and the Events of Default which have resulted from the Borrower's failure to:

         (i)      achieve the Completion of Network Construction by February 15,
                  2002;

         (ii) maintain the ratio of its current assets (excluding prepaid expenses) to its current liabilities (including current maturities of Long-Term Debt) at no less than 1 to 1 when calculated on December 31, 2001, as required by Section 8.10(a) of the Common Agreement;

         (iii) maintain its EBITDA for the period of two consecutive fiscal quarters ending on the date indicated under the "Quarter Ending" column of Schedule IV to the Common Agreement at the amount indicated in the "Covenant" column corresponding to such date in Schedule IV to the Common Agreement, as required by Section 8.10(c) of the Common Agreement for the Quarterly Date of December 31, 2001;

         (iv) maintain at least the respective Recurring Revenues on the respective Quarterly Dates set out in Schedule V to the Common Agreement, as required by Section 8.10(f) of the Common Agreement for the Quarterly Date of December 31, 2001;

         (v) maintain the Debt Service Coverage Ratio at more than 1.15 to 1 as required by Section 8.10(b) of the Common Agreement for the Quarterly Date of December 31, 2001;

         (vi) maintain the ratio of Total Debt to Equity at less than 1 to 1 as required by Section 8.10(e) of the Common Agreement for the Quarterly Date of December 31, 2001;

(b)      the Defaults and the Events of Default caused by SRT's failure to:

         (i) provide funds to the Borrower at any time prior to Completion of Network Construction in an amount equal to the Cost Overrun less amounts previously transferred to the Borrower pursuant to Section 2.01(a)(ii) of the Project Funds Agreement by February 15, 2002;

         (ii) provide funds to the Borrower from the period of September 30, 2001 to Financial Completion, in the event that the Borrower has insufficient funds to pay any of its obligations when due and payable in an aggregate amount equal to such obligations which the Borrower is unable to pay, as required by Section 2.01(a)(iii) of the Project Funds Agreement by February 15, 2002;

         (iii) provide the Senior Lenders with a Credit Enhancement Instrument naming both Senior Lenders as beneficiaries thereof following the receipt by SRT of a Ratings

                  Downgrade, as required by Section 2.04(a)(ii) of the Project Funds Agreement by February 15, 2002;

         (iv) cause the Completion of Network Construction (as such term is defined in the Performance Undertaking Agreement), as required by Section 2.01(a)(i) of the Performance Undertaking
                  Agreement by February 15, 2002;

(c) the Borrower's anticipated continuing non-compliance with, or breach of, the covenants and requirements listed in clause (a) above for additional relevant measuring periods occurring during the Waiver Period (as defined in Section 3 below); and

(d) SRT's anticipated continuing non-compliance with, or breach of, the covenants and requirements listed in clause (b) above for additional relevant measuring periods during the Waiver Period (as defined in Section 3 below).

SECTION 3. TEMPORARY WAIVER. The Senior Lenders agree, on the terms and subject to the conditions hereof, temporarily to waive during the period (the "Waiver Period") from and after the date the conditions specified in Section 5 have been satisfied (the "Effective Date") until (but excluding) the Waiver Termination Date (as defined in Section 6 below) the Specified Defaults. Notwithstanding such temporary waiver, it is understood by the Borrower and SRT that the Senior Lenders have not waived, other than the Specified Defaults, any Default or Event of Default or any rights or remedies in respect thereof under the Transaction Documents or otherwise. During the Waiver Period (and thereafter), the Senior Lenders shall be permitted to exercise all of their rights and remedies under the Transaction Documents (other than with respect to the Specified Defaults), except as may be expressly limited or provided otherwise in this Agreement.

SECTION 4. RELEVANT AGREEMENT AMENDMENTS. The Senior Lenders agree, subject to the satisfaction of the conditions precedent specified in Section 5 below, to amend certain provisions of the Relevant Agreements as follows:

(a)      the Common Agreement shall be amended as follows:

         (i) Section 1.01 of the Common Agreement shall be amended by inserting the following definitions in alphabetical order therein:

                  "CIBC Facility" shall mean the credit facility granted to SRT pursuant to the terms of the facility letter agreement between SRT and Canadian Imperial Bank of Commerce dated February 8, 2002, as amended from time to time.

                  "Sixth Amendment and Limited Term Waiver Agreement" shall mean the Sixth Amendment and Limited Term Waiver Agreement dated as of February 20, 2002 among the Borrower, SRT and the Senior Lenders.

                  "SRT Budget" shall mean the three-year forecast for SRT without regard to Unrestricted Subsidiaries (as such term is defined in the Trust Indenture) but including Restricted Subsidiaries (as such term is defined in the Trust Indenture) approved by SRT's board of directors and provided to the Senior Lenders on December 21, 2001.

         (ii) the definition of "Deferred Amount" in Section 1.01 of the Common Agreement shall be amended by deleting the definition in its entirety and replacing it with the following:

                  ""Deferred Amount" shall mean, on any date of determination, the amount equal to (a) the difference between the sum of the amounts of principal which would have been due and payable under the Senior Loan Agreements on the Principal Payment Dates occurring on May 15, 2002 and November 15, 2002, in the event that the Senior Loan Agreements had not been amended pursuant to the Sixth Amendment and Limited Term Waiver Agreement and the sum of the principal amounts payable on such dates under the Senior Loan Agreements as amended by the Sixth Amendment and Limited Term Waiver Agreement; less (b) the amounts of principal paid by the Borrower to the Senior Lenders by such date of determination whether by transfer from the Accrual Accounts in accordance with the provisions of Sections 4.04(b) and 4.05(b) or otherwise."

         (iii) Section 4.03(b), "second" of the Common Agreement shall be amended by deleting such clause in its entirety and replacing it with the following:

                            "second, on the first Business Day of each calendar
                   month, the balance of the Operating Account less $400,000 pro rata, to the EDC Accrual Account and the IDB Accrual Account."

         (iv) Section 4.03(b), "third" of the Common Agreement shall be deleted in its entirety;

         (v) Section 4.04(a) of the Common Agreement shall be amended by deleting the phrase "and clause third" in the last line thereof;

         (vi) Section 4.04(b) of the Common Agreement shall be amended by deleting the proviso at the end thereof and replacing it with the following proviso:

                  "provided that until the Deferred Amount shall have been paid in full, if the balance of the EDC Accrual Account is at least equal to aggregate cumulative total of 1/6 of the Debt Service owing to EDC for each of the months since the previous Payment Date, the Borrower may direct that all or part of any funds in excess of such amount be transferred to EDC to be applied towards the Deferred Amount."

         (vii) Section 4.05(a) of the Common Agreement shall be amended by deleting the word "third" in the last line thereof and replacing it with the word "second";

         (viii) Section 4.05(b) of the Common Agreement shall be amended by inserting the following proviso at the end thereof:

                  "provided that until the Deferred Amount shall have been paid in full, if the balance of the IDB Accrual Account is at least equal to the aggregate cumulative total of 1/6 of the Debt Service owing to IDB for each of the months since the previous Payment Date, the Borrower may direct that all or part of any funds in excess of such amount be transferred to IDB to be applied towards the Deferred Amount."

         (ix) Section 8.0l(g) of the Common Agreement shall be deleted in its entirety and replaced with the following:

                  "(g) no later than ten Business Days after the end of each calendar month, the Borrower shall deliver to the Senior Lenders and PWC, in form and substance satisfactory to the Senior Lenders a cash flow schedule, which shall be as current as possible and shall include historical year-to-date data and three-month forecasts for the Borrower shown on a weekly basis";

         (x) Section 8.10(g) of the Common Agreement shall be amended by deleting the words "$144,000 in any calendar year" and replacing them with "$450,000 in any fiscal quarter";

         (xi)     Section 8.10(i) of the Common Agreement shall be deleted;

         (xii) Section 8.22 of the Common Agreement shall be deleted and replaced with the words "intentionally omitted";

(b)      the EDC Loan Agreement shall be amended as follows:

         (i) the definition of "Interest Period" in the EDC Loan Agreement shall be amended by deleting clause (c) thereof and replacing it with the following:

                              "(c) for those amounts of principal and interest
                  deferred in connection with the Principal Payment Dates occurring on May 15, 2002 and November 15, 2002 pursuant to
                  Section 3.01, the period commencing on May 15, 2002 or November 15, 2002, as the case may be, and ending on and including the date any such deferred amount is paid in full;";

         (ii) Section 3.01 of the EDC Loan Agreement shall be amended by deleting the second-last sentence thereof and replacing it with the following:

                              "Notwithstanding the foregoing, with respect to
                  the Principal Payment Dates occurring on May 15, 2002 and November 15, 2002 the Lender agrees that such payments shall be deferred and that the Borrower shall be permitted to pay the amount of $954,546, together with interest thereon, less any amounts that have been transferred from the EDC Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement as of such Principal

                  Payment Date, on each such Principal Payment Date, and the Borrower shall pay the Lender the amount of $2,840,908, together with interest thereon, less any amounts that have been transferred from the EDC Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement as of such Principal Payment Date, on the Principal Payment Date occurring on May 15, 2003.";

         (iii) Section 3.02 of the EDC Loan Agreement shall be amended by deleting the last paragraph thereof;

(c)      the IDB Loan Agreement shall be amended as follows:

         (i) the definition of "Interest Period" in the IDB Loan Agreement shall be amended by (i) deleting the word "or" at the end of clause (a) thereof; (ii) inserting the word "or" at the end of clause (b) thereof; and (iii) inserting the following clause after clause (b):

                             "(c) for those amounts of principal and interest
                  deferred in connection with the Principal Payment Dates occurring on May 15, 2002 and November 15, 2002 pursuant to
                  Section 3.01, the period commencing on May 15, 2002 or November 15, 2002, as the case may be, and ending on and including the date any such deferred amount is paid in full;";

         (ii) Section 3.01 of the IDB Loan Agreement shall be amended by inserting the following prior to the last sentence thereof:

                            "Notwithstanding the foregoing, with respect to the
                  Principal Payment Dates occurring on May 15, 2002 and November 15, 2002 the Lender agrees that such payments shall be deferred and that the Borrower shall be permitted to pay the amount of $795,454, together with interest thereon, less any amounts that have been transferred from the IDB Accrual Account in accordance with the proviso in Section 4.05(b) of the Common Agreement as of such Principal Payment Date, and the Borrower shall pay the Lender the amount of $2,409,092, together with interest thereon, less any amounts that have been transferred from the IDB Accrual Account in accordance with the proviso in Section 4.05(b) of the Common Agreement as of such Principal Payment Date, on the Principal Payment Date occurring on May 15, 2003.";

(d) Section 5.1(a) of the Direct Agreement shall be amended by deleting subsection (v) thereof in its entirety and replacing it with the following:

                  "(v) beginning February 15, 2002, in form and substance satisfactory to the Senior Lenders:

                            (A) a copy of all material information when received
                  referring to the marketing and proposed disposition of the Borrower, including but not limited to mandate letters from financial institutions, disposition strategy, timing, potential buyers and terms of any potential purchase and sale; and

                           (B) no later than 10 Business Days after the end of each calendar month, monthly income statements and balance sheets of SRT without regard to Unrestricted Subsidiaries but including Restricted Subsidiaries;

                           (C) no later than 10 Business Days after the end of each calendar month, a monthly cash flow schedule, which shall be as current as possible and include historical year-to-date data and a three-month forecast for SRT, without regard to Unrestricted Subsidiaries but including Restricted Subsidiaries;

                           (D) no later than one week before each Quarterly Date, an updated SRT Budget incorporating revised forecasts for the prospective period; and

                  (vi) by no later than February 22, 2002, a board presentation and other relevant supporting documentation related to the acquisition of GTH Chile S.A., as presented to SRT's board of directors; and

                  (vii) by no later than March 31, 2002 a revised five-year business plan for the Borrower that incorporates the acquisition by the Borrower of shares of GTH Chile S.A.."

SECTION 5. EFFECTIVENESS. This Agreement shall become effective on the date on which each of the following items has been satisfied (or waived by the Senior Lenders) in form and substance satisfactory to the Senior Lenders:

(a) each Senior Lender shall have received an executed counterpart of this Agreement from each other Senior Lender, the Borrower and SRT;

(b) the Borrower shall have paid to EDC all outstanding amounts of principal and accrued interest due and owing as of the date hereof;

(c) SRT shall have provided evidence satisfactory to the Senior Lenders of the payment in full all outstanding and invoiced fees and expenses of the Senior Lenders (including, without limitation, fees and expenses which have been invoiced by consultants and attorneys retained to assist the Senior Lenders);

(d)      SRT shall have paid a forbearance fee in the amount of [    ]* to each
         of the Senior Lenders;

(e) SRT shall have provided the Senior Lenders with written confirmation, in form and substance satisfactory to the Senior Lenders, from Canadian Imperial Bank of Commerce that Canadian Imperial Bank of Commerce has agreed to waive the consent requirement set out in Section 17 of the CIBC Facility during the Waiver Period; and

* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

(f) the Senior Lenders shall have received the following legal opinions, each in form and substance satisfactory to the Senior Lenders: (a) the opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to SRT, and
         (b) the opinion of Pillsbury Winthrop, New York counsel to SRT and the Borrower; and

(g) each Senior Leader shall have received a one-year combined business plan covering both the Borrower and GTH Chile S.A.

SECTION 6. TERMINATION. The temporary waiver provided in Section 3 shall terminate and be of no further force or effect at 10:00 a.m. (New York City time) on the date (the "WAIVER TERMINATION DATE") which is the earliest of:

(a)      January 31, 2003;

(b) the date of the occurrence of any of the events listed in Sections 9(h), 9(i), and 9(j) of the Common Agreement with respect to SRT;

(c) the date of the occurrence of any of the events listed in Sections 9(h), 9(i), and 9(j) of the Common Agreement with respect to the Borrower;

(d)      the date of the occurrence of any one or more of the following events:

         (i) a breach by the Borrower or SRT of any of the representations, warranties, covenants, or other provisions contained in Sections 9, 10(a) or 10(b) of this Agreement;

         (ii) a breach by the Borrower or SRT of any of the representations, warranties, covenants, or other provisions contained in this Agreement (excluding the representations, warranties, covenants, or other provisions referred to in Section 6(d)(i) above) which breach shall continue for five (5) Business Days after the Borrower or SRT has knowledge thereof; or

         (iii) any Event of Default or Default (without regard to the giving of any notice or the lapse of time), other than a Specified Default, shall occur and be continuing;

(e) the date of the occurrence of any of the events listed in Section 5.1 of the Trust Indenture;

(f)      the date of the breach of any of the covenants listed in Section 13 or
         Section 14 (or any ether section of the CIBC Facility as it may be amended from time to time that imposes covenants upon SRT) of the CIBC Facility;

(g) the date that the Borrower or SRT takes any action to challenge (including, without limitation, to assert in writing any challenge to) the validity, perfection or enforceability of this Agreement, any Transaction Document or any provision of any such agreement or document, or the security interests and Liens provided thereunder;

(h) the date that any secured creditor of the Borrower or SRT initiates steps to, or notifies the Borrower or SRT of its intent to, foreclose on any assets of the Borrower or SRT, with respect to which such creditor holds a Lien.

From and after the Waiver Termination Date, the temporary waivers set forth herein shall terminate and be of no further force or effect, and the Senior Lenders shall be entitled to immediately exercise and enforce any and all rights and remedies available to the Senior Lenders as a consequence of any Specified Defaults that have occurred prior to, during or after the Waiver Period. Except as otherwise provided herein, all other provisions of this Agreement shall survive the Waiver Termination Date and shall continue to be binding upon the parties hereto.

SECTION 7. AMENDMENTS; EXTENSIONS. Except as expressly provided herein, the terms of this Agreement may be modified, amended or waived only by an instrument in writing executed by the Borrower, SRT and the Senior Lenders. It is understood and agreed that the Senior Lenders are not and shall not be under any obligation, express or implied, to consent to any modification or amendment hereof or to any extension of the Waiver Period.

SECTION 8. CONTINUING EFFECT. Except as expressly provided herein, the Relevant Agreements and all other Transaction Documents shall remain unchanged and in full force and effect, and all rights, powers and remedies of the Senior Lenders are hereby expressly reserved. Without in any way limiting the generality of the foregoing, the Borrower and SRT shall be liable in accordance with the Transaction Documents for any and all sums and charges due pursuant thereto and shall timely pay, during the Waiver Period, all obligations coming due and payable under the Transaction Documents (including to the extent modified herein). Except to the extent expressly waived herein, SRT and the Borrower remain obligated by the representations, warranties, covenants, and other provisions set forth in the Transaction Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and SRT represents and warrants to the Senior Lenders that:

(a) each of the Borrower and SRT has the full authority and legal right and power to execute and deliver this Agreement and to perform the terms hereof and the transactions contemplated hereby;

(b) each of the Borrower and SRT has taken all necessary corporate or other action on the part of such party to be required to be taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(c) the execution, delivery and performance by such party does not constitute a violation or breach of such party's articles of incorporation, by-laws, or material agreements or any law by which such party is bound;

(d)      the Borrower has no Indebtedness other than Permitted Indebtedness;

(e) SRT has provided to the Senior Lenders all documents and agreements relating to (i) Indebtedness of SRT in excess of $5,000,000 and (ii) any pledge of, or security interest in, any asset of the Borrower and SRT; and listed on Schedule 1 hereto are all payments of principal of Indebtedness of SRT in excess of $5,000,000 scheduled to become due at any time from February 15, 2002 to January 31, 2003.

SECTION 10. COVENANTS.

(a) SRT covenants and agrees that, until the indefeasible payment in full of the Obligations:

         (i) it shall pay a deferral fee pro rata to each of the Senior Lenders on the daily average outstanding Deferred Amount for
                  the previous quarter at a rate per annum equal to [   ]*. The
                  accrued deferral fee shall be payable on each of November 15, February 15, May 15 and August 15 in each year commencing August 15, 2002 and ending on the next such date after date on which the Deferred Amount is paid in full;

         (ii) it shall pay from time to time, but no later than 10 days after request and submission of detailed invoices therefor (provided that such invoices shall not be required to reveal privileged information), all reasonable fees, expenses and disbursements of the Senior Lenders (including, but not limited to, the fees, expenses and costs of legal counsel and financial advisors to the Senior Lenders);

         (iii) it shall provide the Senior Lenders with the proposed terms of any amendment or renewal of the CIBC Facility or the Trust Indenture within five (5) Business Days of the receipt or proposal by SRT thereof;

         (iv) during the Waiver Period, it shall not (A) incur additional indebtedness other than indebtedness permitted by the terms of Section 4.2.1 of the Trust Indenture and Section 14(e) of the CIBC Facility (or any other section of the CIBC Facility as it may be amended from time to time that permits the incurrence by SRT of additional indebtedness), (B) cause or permit any change to the terms of Section 4.2.1 of the Trust Indenture or Section 14(e) of the CIBC Facility (or any other section of the CIBC Facility as it may be amended from time to time that permits the incurrence by SRT of additional indebtedness), or (C) cause or permit any change to the Trust Indenture or the CIBC Facility which would have the effect of
                  (y) shortening the maturity thereof, or (z) otherwise adversely affecting the position of the Senior Lenders;

         (v) during the Waiver Period, it will not make any voluntary prepayment including, without limitation, a redemption or partial redemption of debentures or the purchase of debentures for cancellation in accordance with Article 3 of the Trust Indenture with respect to any Indebtedness.

(b) the Borrower and SRT shall cause the delivery of the opinion of Baker & McKenzie, Chilean counsel to SRT and the Borrower, in form and substance satisfactory to the Senior Lenders, by no later than five (5) Business Days after the Effective Date;

(c) the Borrower or SRT, as the case may be, shall give prompt (but in no event later than two (2) Business Days after the occurrence thereof) notice by facsimile to the Senior Lenders of any event or condition described in Section 6 (other than Section 6(a));

* Material omitted pursuant to a confidential treatment request. The omitted material has been filed separately with the Securities and Exchange Commission.

(d) the Borrower or SRT, as the case may be, shall provide the Senior Lenders with any additional information that either of the Senior Lenders shall reasonably request; and

(e) the Borrower covenants and agrees that it shall (i) take all actions under applicable laws and regulations before the Central Bank of Chile in order to obtain all necessary approvals and registrations (including, but not limited to, amendments to the existing registrations of the Senior Loan Agreements and the Common Agreement) in connection with the amendments set out in Section 4 and (ii) cause the amendment the Project Account Agreement to the extent necessary to reflect the amendments to Section 4 of the Common Agreement set out in this Agreement as soon as possible after the date hereof.

SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 12. BENEFIT OF AGREEMENT. This Agreement is solely for the benefit of the signatories hereto (and their respective successors and assigns), and no other Person (including without limitation any other creditor of or claimant against SRT or the Borrower or any shareholder of SRT or the Borrower) shall have any rights under, or because of the existence of, this Agreement.

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 15. NO COMMITMENT OR WAIVER. Neither this Agreement nor any action or inaction on the part of the Senior Lenders shall be construed to constitute or represent (i) a commitment by the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to restructure any Indebtedness of the Borrower, or (ii) an intention by the Senior Lenders, except as expressly provided in Section 2 above, to waive, modify or forbear from exercising any of their rights, powers, privileges or remedies under the Transaction Documents or under any other document or agreement, at law, in equity or otherwise (including with respect to any Default or Event of Default (other than with respect to the Specified Defaults to the extent provided herein)), and SRT and the Borrower each acknowledge, agree and confirm, except as expressly provided in Section 2 above, that no such commitment, waiver, modification or forbearance has been offered, granted, extended or agreed to by the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity (including with respect to any Default or Event of Default (other than with respect to the Specified Defaults to the extent provided herein)). Nothing set forth in this Agreement shall be construed so as to require the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to agree to the terms of any modification proposed by the Borrower or SRT to the

Transaction Documents or any other document or agreement to which either of the Senior Lenders is a party.

SECTION 16. REMEDIES. No failure on the part of the Senior Lenders to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Senior Lenders of any right, power or remedy hereunder, under Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 17. VOLUNTARY AGREEMENT. Each of the Borrower and SRT represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement, and the documents and agreements executed and to be executed in connection with this Agreement. No provision hereof shall be interpreted or construed for or against any party because such party prepared or requested, or may have prepared or requested, such provision, any other provision or this Agreement as a whole.

SECTION 18. TRANSACTION DOCUMENTS IN FULL FORCE. Each of SRT and the Borrower covenants and agrees that the Transaction Documents and the provisions thereof are and remain legal, valid and binding obligations of each of SRT and the Borrower enforceable in accordance with their terms, and remain in full force and effect except as amended or modified hereby, and each of SRT and the Borrower hereby reaffirm, reconfirm and restate, all such obligations, as so modified, to the Senior Lenders. Neither SRT nor the Borrower has, and, in any event, hereby waives and releases, any claim, counterclaim, demand (other than notices required under the Transaction Documents), action, defense (other than that SRT or the Borrower in fact has performed or complied with such obligation) or offset against any of its Indebtedness, Obligations and other obligations (and the enforcement thereof) under the Transaction Documents against the Senior Lenders or their respective employees, agents and representatives, by reason of any matter, cause or thing whatsoever occurring on or before the date hereof which relates to or arises out of the Transaction Documents or any obligations or responsibilities of the Senior Lenders under or in respect of the Transaction Documents. In addition, each of SRT and the Borrower agrees not to commence, join in, assist, cooperate, prosecute or participate in (other than as a defendant) any suit or other proceeding in a position that is materially adverse to the Senior Lenders concerning matters within the scope of the waiver contained above. Each of SRT and the Borrower hereby expressly acknowledges and agrees that nothing in this Agreement or in any document or instrument executed in connection with or pursuant to this Agreement shall constitute a satisfaction as to all or any portion of the Obligations.

SECTION 19. CERTAIN ACKNOWLEDGMENTS. Each of SRT and the Borrower hereby:

(a) expressly acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the EDC Loans (after the payment required by Section 5(b) has been made) is $22,000,000;

(b) expressly acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the IDB Loans is $22,500,000;

(c) expressly acknowledges and agrees that each of the Specified Defaults has occurred and continues to exist (or, in the case of the Specified Defaults listed in Sections 2(c) and 2(d), will occur and continue to exist during the Waiver Period) as of the date of this Agreement and represents and warrants that, except for the Specified Defaults, as of such date no other Event of Default has occurred and continues to exist;

(d) expressly acknowledges and agrees that funds extended by SRT to the Borrower during the period commencing on June 30, 2001 through and including the Waiver Termination Date shall not constitute funds to be applied to the capped amount of $12 million referred to in Section 2.01
         (a)(iii) of the Project Funds Agreement;

(e) expressly acknowledges and agrees that it will not take any action with respect to any sale or disposition of the Borrower or its assets without the prior written consent of the Senior Lenders, and that such consent will be subject to, without limitation, the compliance by the Borrower and SRT with the terms of the Transfer Restrictions Agreement and the Common Agreement with respect to a sale or disposition of the Borrower or its assets; and

(d) ratifies and reaffirms the validity, perfection and enforceability of all of the Liens and security interests heretofore granted pursuant to the Transaction Documents to the Senior Lenders as collateral security for the Obligations and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for the Obligations, continues to be and remains collateral for the Obligations from and after the date hereof.

SECTION 20. MOST FAVORED CREDITOR CLAUSE. Each of SRT and the Borrower hereby agrees that it shall not enter into any standstill, forbearance or restructuring agreement (of any type or nature) with any creditor or creditors without the prior written consent of the Senior Lenders. If during the Waiver Period, SRT or the Borrower enters into any such other standstill, forbearance or restructuring agreement that contains any terms, provisions or treatment that are more favorable to such creditor or creditors, in the opinion of the Senior Lenders, than the terms, provisions, or treatment of the Senior Lenders set forth herein, then the Senior Lenders shall be entitled to be accorded the benefits of any such terms, provisions or treatment, as reasonably determined by the Senior Lenders, and SRT or the Borrower, as the case may be, shall be required immediately to take any and all actions necessary to accord the Senior Lenders the benefits of such terms, provisions or treatment. Notwithstanding the foregoing, this clause shall not apply to extend the stated term of this Agreement. Neither SRT's nor the Borrower's obligations hereunder shall be exhausted by any one exercise of this clause, but shall survive for the term of this Agreement.

SECTION 21. COMMON AGREEMENT EVENT OF DEFAULT. Any breach by SRT or the Borrower of any of the terms of this Agreement will constitute an Event of Default under the Common Agreement.

SECTION 22. FURTHER ASSURANCES. Each of the Borrower and SRT shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to effectuate the intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                             SR TELECOM INC.



                                             By: /s/ D.L. Adams
                                                -------------------------------
                                             Name: D.L. Adams
                                                  -----------------------------
                                             Title: VP Finance & CFO
                                                   ----------------------------



                                             By: /s/ Pierre St-Arnaud
                                                -------------------------------
                                             Name: Pierre St-Arnaud
                                                  -----------------------------
                                             Title: President & CEO
                                                   ----------------------------


                                             COMUNICACION Y TELEFONIA RURAL
                                             S.A.


                                             By: /s/ D.L. Adams
                                                -------------------------------
                                             Name: D.L. Adams
                                                  -----------------------------
                                             Title: VP Finance & CFO
                                                   ----------------------------

                                             INTER-AMERICAN DEVELOPMENT BANK


                                             By: /s/ HIROSHI TOYODA
                                                -------------------------------
                                             Name:  HIROSHI TOYODA
                                                  -----------------------------
                                             Title: PRI/MGR
                                                   ----------------------------


                                             By:
                                                 ------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                             EXPORT DEVELOPMENT CORPORATION


                                             By: /s/ LAURA HURST
                                                -------------------------------
                                             Name:  LAURA HURST
                                                  -----------------------------
                                             Title: Financial Services Manager
                                                   ----------------------------



                                             By: /s/ A.W. REID
                                                -------------------------------
                                             Name:  A.W. REID
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------